UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

WILSON BANK HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	000-20402 (Commission File Number)	62-1497076 (I.R.S. Employer Identification No.)

623 West Main Street Lebanon, Tennessee (Address of Principal Executive Offices)	37087 (Zip Code)

(615) 444-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On March 31, 2005, DeKalb Community Bank, a Tennessee state chartered bank and 50% owned subsidiary of Wilson Bank Holding Company, a Tennessee corporation (the “Company”) (“DeKalb”) merged with and into Wilson Bank and Trust, a wholly-owned subsidiary of the Company. On March 31, 2005, Community Bank of Smith County, a Tennessee state chartered bank and 50% owned subsidiary of the Company (“CBSC”) merged with and into Wilson Bank and Trust. The merger of DeKalb with and into Wilson Bank and Trust, was approved by the Company as the sole shareholder of Wilson Bank and Trust on October 25, 2004 and by the shareholders of DeKalb on March 14, 2005. The merger of CBSC with and into Wilson Bank and Trust, was approved by the Company as the sole shareholder of Wilson Bank and Trust on October 25, 2004 and by the shareholders of CBSC on March 24, 2005.

     In exchange for each share of DeKalb common stock owned by a DeKalb shareholder, other than the Company, the DeKalb shareholder will receive 0.6430 shares of Company common stock, plus cash in lieu of any fractional share equal to the product of such fractional share multiplied by $31.50, the closing price of the Company’s common stock on March 31, 2005. In exchange for each share of CBSC common stock owned by a CBSC shareholder, other than the Company, the CBSC shareholder will receive 1.0043 shares of Company common stock, plus cash in lieu of any fractional share equal to the product of such fractional share multiplied by $31.50, the closing price of the Company’s common stock on March 31, 2005. The Company issued approximately 436,940 shares of its common stock in connection with the DeKalb and CBSC transactions.

     Three of the Company’s directors, Randall Clemons, Charles Bell and James Comer, were also directors of CBSC and four of the Company’s directors, Randall Clemons, Jack Bell, John Trice and Robert VanHooser, Jr., were also directors of DeKalb. Mr. Clemons, the Company’s chief executive officer, also served as chief executive officer of DeKalb and CBSC. The number of shares of Company common stock to be received by the DeKalb and CBSC shareholders was based on a book value to book value exchange ratio for the companies as of December 31, 2004, as adjusted, in the case of the DeKalb transaction, for the cash dividend paid by the Company in the first quarter of 2005.

     The shares of Company common stock issued to the DeKalb and CBSC shareholders in exchange for their shares of DeKalb and CBSC common stock were registered with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

	By:	/s/ Randall Clemons

Randall Clemons
Chief Executive Officer

Date: April 5, 2005

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